UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2018

Date of Report

Aura Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-215459	32-0507158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yanggu’ao Town, Lei Feng Village, Unit 4, No. 20 Hunan Province, Longhui County China	422200
(Address of principal executive offices)	(Zip Code)

(424) 532-15-40

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2018, our sole director appointed Ian Ilsley as the Secretary of our company.  Mr, Ilsley, age 69, is the founder and CEO of Heritage Partners, based in Europe and which provides corporate finance consultancy services to start up and development stage companies.  He set up the company in 2013 He is experienced in both executive and non-executive director roles in public and private companies. Specific sectors include Copper exploration in Zambia, oil and gas in the US, and software. Additionally he has assisted many small cap companies achieve listings principally on the junior British markets. Companies listed have been in the software, internet, oil and gas, mining and property sectors.

Mr Ilsley is a British national, a UK qualified accountant and is bi-lingual (English and French).

Mr. Ilsley is not a family member of any executive officer, director or person nominated to become a director of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

We filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada to change our name from “Arcom” to “Aura Energy Inc.” and to increase the number of shares, par value $0.001, that we are authorized to issue from 75,000,000 to 750,000,000. These changes became effective as of December 4, 2018.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to Articles of Incorporation with an effective date of December 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aura Energy Inc.
Date: December 10, 2018	By:/s/ Hui Liu Ping Name:Hui Liu Ping Title: